UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2020

CHEMBIO DIAGNOSTICS, INC.

Nevada	0-30379	88-0425691
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 Wireless Blvd. Hauppauge, NY 11788
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (631) 924-1135

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	CEMI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of David W.K. Acheson to Board of Directors

On December 17, 2020, the board of directors elected David W.K. Acheson as a member of the board, with a term effective on December 17, 2020 and continuing until our 2021 annual meeting of stockholders.

David Acheson has served as the President and Chief Executive Officer of The Acheson Group LLC since founding the global food safety consulting group in 2013. From 2009 to 2013 he served as a partner and managing director of Leavitt Partners, a health care consulting firm at which he founded and managed Leavitt Partners Global Food Safety Solutions. From 2002 to 2009 Dr. Acheson served at the U.S. Food and Drug Administration in various positions, progressing from Chief Medical Officer of the Center for Food Safety and Applied Nutrition to Associate Commissioner for Foods, where he held an agency-wide leadership role for food issues. Dr. Acheson practiced in the areas of internal medicine and infectious diseases in the United Kingdom from 1980 to 1987, when he moved to the New England Medical Center and Tufts University, where he served as an Associate Professor at Tufts University studying the molecular pathogenesis of foodborne pathogens. He received a Bachelor of Science degree in 1977 and a Bachelor of Medicine and Bachelor of Surgery degree in 1980 from the University of London. Dr. Acheson is a Fellow of the Royal College of Physicians (London) and the Infectious Disease Society of America.

Upon appointment to the board and in accordance with our Outside Director Compensation Policy described below, Dr. Acheson was awarded, under our 2019 Omnibus Incentive Plan:
•	14,678 restricted stock units, each to acquire one share of common stock; and
•
nonqualified stock options to acquire 23,781 shares of common stock, each with an exercise price of $5.45 per share, which equals the fair market value of a share of common stock on December 17, 2020 (defined under the 2019 Omnibus Incentive Plan to be the last reported sale price of a share of the common stock on the Nasdaq Capital Market on December 17, 2020).

The restricted stock units vest in three equal installments on December 17, 2021, 2022 and 2023, and the nonqualified stock options will vest in full immediately prior to our 2022 annual meeting of stockholders. All of the restricted stock units and nonqualified stock options are subject to accelerated vesting upon a Change in Control, as defined in the 2019 Omnibus Incentive Plan.

There are no family relationships between Dr. Acheson and any of our existing directors or our executive officers, and Dr. Acheson has not had any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

Approval of Outside Director Compensation Policy

On December 17, 2020, the board of directors approved an outside director compensation policy, or the Policy, effective immediately. The purpose of the Policy is to provide a total compensation package that enables us to attract and retain, on a long-term basis, high-caliber directors. The Policy applies to each non-employee who serves on the board of directors.

The board approved the Policy in accordance with a recommendation of the board’s compensation committee, which had considered recommendations made by our compensation consultant based in part upon assessments of our director compensation relative to that of a peer group of comparable companies.

The Policy sets forth (a) cash and equity compensation for directors serving during calendar year 2021 and (b) one‑time equity compensation for new directors joining the board on or after December 17, 2020. The board reviews and approves director compensation annually and will amend or restate the Policy accordingly,

Compensation for 2021 Services. Under the Policy, the following terms will apply during calendar year 2021:

•
Cash Compensation. Each outside director will be entitled to a cash retainer of $35,000 for service on the board of directors for 2021, except that the Chair of the Board will instead receive a cash retainer of $75,000. In addition, an outside director serving on the board’s Audit Committee, Compensation Committee, or Nominating and Corporate Governance Committee in a non-Chair capacity will be entitled to a cash retainer of $7,500, $5,000 or $3,750, respectively, for services on those committees for the year. The Chair of one of those committees will be entitled to a cash retainer twice the amount payable to other members of that committee. Directors are not entitled to receive attendance fees for any meetings of the board or its committees.

•
Equity Awards. Each outside director who is elected (or re-elected) to the board at our 2021 annual meeting of stockholders will receive annual equity-based awards under our 2019 Omnibus Incentive Plan having an aggregate value of $80,000, based upon the fair market value of common stock on the grant date and consisting of $40,000 in value of restricted stock units and $40,000 in value of nonqualified stock options. These awards will be, subject to certain timing exceptions, granted as of the date of the 2021 annual meeting. They will vest immediately prior to our 2022 annual meeting of stockholders (or, if earlier, upon a Change in Control as defined in the 2019 Omnibus Incentive Plan).

One-time Equity Award for New Directors. Each outside director who is initially elected to our board on or after December 17, 2020 (including David Acheson, as described above under “Election of David W.K. Acheson to Board of Directors”) will receive equity awards with an aggregate value of $160,000, which will consist of $80,000 in value of restricted stock units and $80,000 in value of nonqualified stock options unless otherwise determined by the compensation committee. These awards are to be granted upon commencement of board service. The restricted stock units will vest on the first, second and third anniversaries of the grant date, and the nonqualified stock options will vest in full immediately prior to our 2022 annual meeting of stockholders. All of the restricted stock units and nonqualified stock options will be subject to accelerated vesting upon a Change in Control, as defined in the 2019 Omnibus Incentive Plan.

The foregoing description of the Outside Director Compensation Policy does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Outside Director Compensation Policy, which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1*	Outside Director Compensation Policy of Chembio Diagnostics, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Indicates management contract or compensatory plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

Chembio Diagnostics, Inc.

Dated: December 17, 2020	By:	/s/ Richard L. Eberly
Chief Executive Officer and President